UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2012

China Natural Gas, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34373	98-0231607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19th Floor, Building B, Van Metropolis
35 Tang Yan Road, Hi-Tech Zone
Xian, Shaanxi Province, China 710065
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (86) 29-8832-3325

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K (the “Original Filing”) of China Natural Gas, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 15, 2012. The Company is filing this Amendment (1) to correct an inadvertent error relating to the date of earliest event reported on the cover page of the Original Filing which should have been reflected as April 20, 2012, the date of Friedman LLP’s dismissal, (2) to clarify and correct certain information regarding the Company’s engagement of Sherb & Co., LLP and (3) to announce the engagement of a new independent registered public accounting firm. Except as set forth above, the Original Filing is not modified in any other material respect.

Item 4.01 Changes In Registrant's Certifying Accountant

Effective as of April 20, 2012 the Company dismissed Friedman LLP (“Friedman”), the Company's independent registered public accounting firm.

Friedman reported on the Company's consolidated financial statements for the years ending December 31, 2011 and 2010. For these periods and up to April 20, 2012, there were no disagreements with Friedman on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Friedman, would have caused it to make reference thereto in its report on the financial statements for such years.  During such years, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The reports of Friedman on the financial statements of the Company for the fiscal years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has provided Friedman with a copy of the foregoing disclosure and requested that Friedman provide the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this item. A copy of such letter, dated May 14, 2012, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

In its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2012, the Company disclosed, among other things, that it had engaged Sherb & Co., LLP (“Sherb & Co.”) to serve as its new independent registered public accounting firm. To clarify the circumstances relating to this engagement, the Company would like to note the following:

The Company countersigned the April 10, 2012 engagement letter provided by Sherb & Co. on April 21, 2012. Subsequently, the Company reexecuted the engagement letter on May 11, 2012. However, the Sherb & Co. engagement was not approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) until May 16, 2012, i.e. one day after the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 (the “10-Q”) was filed. After receipt of a retainer payment by the Company on May 4, 2012, Sherb & Co. had substantively reviewed the10-Q and did not take any exceptions to the 10-Q filing, it was not in a position to provide a formal approval for the 10-Q filing since, as per Sherb & Co., it reviewed the 10-Q filing without being formally engaged by the Audit Committee at the time of the 10-Q filing. Therefore, the 10-Q was filed without review by a formally engaged independent registered public accounting firm.

The Company has engaged WWC, P.C. Certified Public Accountants (“WWC”) to assume the role of its new independent registered public accounting firm. The engagement was approved by the Audit Committee on June 7, 2012 and the Audit Committee executed a binding engagement letter on the same day.

During the fiscal years ended December 31, 2011 and 2010 and through June 7, 2012, the Company did not consult with WWC on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and WWC did not provide either in a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(v) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304 (a)(1)(V) of Regulation S-K.

Following the engagement, WWC will begin reviewing the 10-Q and if necessary, the Company will file an amendment to the 10-Q.

Item 9.01 Financial Statements and Exhibits.

16.1	Letter from Friedman LLP dated May 14, 2012 to the Securities and Exchange Commission (previously filed as an Exhibit to the May 15, 2012 Current Report on Form 8-K and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: June 13, 2012	By:	/s/ Shuwen Kang
Shuwen Kang Chief Executive Officer